Exhibit 10.3

STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT

[Drafting Note: Items in brackets may be deleted or modified in some award agreements]

1. Grant of SSARs. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to [                    ] (the “Participant”), effective as of [                                ] (the “Grant Date”) [            ] stock settled stock appreciation rights (the “SSARs”). The SSARs have been granted under the Company’s 2006 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of the SSARs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. The SSARs entitle the Participant to convert the SSARs into, and to receive, shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), the aggregate Fair Market Value of which is equal to the product of: (A) the number of SSARs granted pursuant to this Agreement and that become vested pursuant to Section 3 or 6 hereof, multiplied by (B) the excess of (i) the Fair Market Value of one share of the Common Stock on the date or dates upon which the Participant converts the vested SSARs to Common Stock, over (ii) the Conversion Price. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Common Stock (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.

2. Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement, shall have the meaning set forth in the Plan.

(a) [“Cause” means Cause as defined in the Participant’s Employment Agreement, or in the absence of such definition,

(i) the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary,

(ii) any violation or breach by the Participant of his or her Employment Agreement, consulting or other similar agreement with the Company or any Subsidiary, if any,

(iii) any violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary,

(iv) any act by the Participant of dishonesty or bad faith with respect to the Company or any Subsidiary,

(v) use of alcohol, drugs or other similar substances in a manner that adversely affects the Participant’s work performance, or

(vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Subsidiary. The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder.]

(b) “Conversion Price” means $[            ].

[(c) “Disability” means Disability as defined in the Participant’s Employment Agreement, or in the absence of such definition, the inability of the Participant, due to illness, accident or any other physical or mental incapacity, to perform his or her employment duties for the Company and its Subsidiaries for an aggregate of one hundred eighty (180) days within any period of twelve (12) consecutive months.]

(d) “Earned SSARs” means the portion of the SSARs that is considered to be earned based upon [                    ] determined in accordance with Section 3(a) hereof.

(e) “Employment Agreement” means any applicable employment agreement between the Company or any Subsidiary and the Participant that is in effect at the time as of which the Participant’s rights under this Agreement are being determined.

(f) “Expiration Date” means the [fifth] anniversary of the Grant Date.

(g) “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

3. Earned SSARs and Vesting.

(a) [Insert vesting provisions and any provisions for acceleration of vesting upon termination for certain reasons (e.g., death, Disability, termination without Cause), or upon the occurrence of certain events (e.g., a Change in Control)]

(b) Subject to Sections 6 and 7 hereof, the Participant’s Earned SSARs, if any, shall become vested on the date (the “Vesting Date”) that is [                    ]. Except as provided in Section 6(c) or 7 hereof, there shall be no proportionate or partial vesting prior to the Vesting Date.

4. Adjustment. The number of SSARs and/or the Conversion Price are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt or payment of consideration by the Company.

5. Substitution of SSARs. The Committee shall have the authority to substitute, without receiving the Participant’s permission, options to purchase Common Stock for the SSARs in the event that the Committee determines, in its sole discretion, that such substitution is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant; provided, that (i) the vesting and expiration terms of any such substituted option shall be the same as set forth in this Agreement, (ii) the exercise price of any such substituted option shall be equal to the Conversion Price, and (iii) the exercisability and transferability of any such substituted option shall be consistent with the Plan and this Agreement and in compliance with applicable law; and provided further, that the Committee also shall have the ability to revert, without receiving the Participant’s permission, any unvested substituted options to purchase Common Stock back to equivalent SSARs, in the event that the Committee determines, in its sole discretion, that such reversion is necessary or desirable based on legal and/or accounting requirements applicable to the Company or the Participant.

6. Termination of SSARs; Accelerated Vesting.

(a) Any SSARs that have not previously been exercised or forfeited shall immediately terminate on the Expiration Date and be of no further force or effect.

(b) In the event that the Participant’s employment with the Company or any Subsidiary is terminated by the Company or Subsidiary for Cause, or if the Participant terminates his employment with the Company or any Subsidiary for any reason [other than the Participant’s death or Disability], (i) the Participant immediately shall forfeit all rights to convert any SSARs (or exercise any substituted options), including without limitation any Earned SSARs, which have not vested prior to the Termination Date, and (ii) the Participant’s SSARs (and any substituted options) which vested prior to the Termination Date shall continue to be convertible into Common Stock (or exercisable if substituted options) until the earlier of: (x) [three (3)] months after the Termination Date, or (y) the Expiration Date. Any vested SSARs (or substituted options) which are not converted or exercised during the period set forth in the preceding sentence shall immediately terminate and be of no further force or effect.

(c) [Insert any provisions for acceleration of vesting upon termination of employment for certain reasons (e.g., disability, death, termination without Cause) or upon certain events (e.g., Change in Control).]

(d) Any SSARs that do not become Earned SSARs pursuant to Paragraph 3(a) hereof, and that do not otherwise vest by reason of this Section 6 or Section 7, shall automatically be forfeited and become null and void on [                    ].

7. Treatment under Employment Agreement. Notwithstanding any provision of this Agreement to the contrary, if the Participant is a party to an Employment Agreement with the Company or a Subsidiary, the vesting and early termination of the SSARs or any substituted options shall be governed by the terms of such Employment Agreement applicable to any equity awards granted thereunder, which terms shall control over any contrary provisions contained herein; provided, that the SSARs or any substituted options in no case shall be convertible into Common Stock (or exercisable if substituted options) after the Expiration Date.

8. Persons Eligible to Convert SSARs. The SSARs shall be convertible into Common Stock during the Participant’s lifetime by the Participant or upon the death of the Participant by a transferee to whom the SSAR or the right to convert the SSAR into Common Stock has been transferred pursuant to Paragraph 9 below.

9. Death of Participant. The Participant may designate, by written notice to the Company’s Secretary, a beneficiary or beneficiaries to whom any vested but unconverted portion of the SSARs shall be transferred upon the death of the Participant. In the absence of such designation, such vested but unconverted portion will be transferred to the Participant’s estate. No such transfer of the SSARs, or the right to convert the SSARs or any portion thereof into Common Stock, shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee deems necessary to establish the validity of such transfer or right to convert, and an agreement by the transferee, administrator, or executor (as applicable) to comply with all the terms of this Agreement that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with this grant.

10. Conversion of SSARs. Subject to Paragraph 22 hereof, the vested SSARs may be converted into Common Stock, in whole or in part, by the person then entitled to do so as to any vested portion by giving written notice of conversion to the attention of the Company’s Secretary and specifying the number of full Shares with respect to which the SSARs are being converted. No partial conversion of the vested SSARs may be for less than ten (10) Shares or multiples thereof. No fractional shares of Common Stock shall be issued by the Company in connection with the conversion of the vested SSARs. In lieu of issuing fractional shares, the Company shall pay the Participant cash in an amount equal to the Fair Market Value of any fractional shares that the Participant may be entitled to receive upon the conversion hereof.

11. No Rights of Stockholder. Neither the Participant (nor any beneficiary or transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the shares of Common Stock issuable upon the conversion of the SSARs, unless and until the Participant is issued a stock certificate with respect to such shares of Common Stock. Except as expressly provided in Paragraph 4 above or in the Plan, no adjustment to the SSARs shall be made for dividends or other rights for which the record date occurs prior to the date the certificates representing such shares of Common Stock are issued.

12. No Effect on Employment. Except as otherwise provided in the Participant’s Employment Agreement, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of such Employment Agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

13. Transferability. Except as provided in Paragraph 9 above, the SSARs may not be transferred, directly or indirectly.

14. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other Participant welfare plan or program of the Company or any Subsidiary.

15. Maximum Term of SSARs. Notwithstanding any other provision of this Agreement, the SSARs are not convertible into Common Stock after the Expiration Date.

16. Binding Agreement. Subject to the limitation on the transferability of the SSARs contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements between Florida residents, to be performed entirely in Florida.

19. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Taxes; Exercise Price. Prior to converting any vested SSARs or exercising any vested substituted options, the Participant shall pay to the Company an amount determined by the Company to be sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes (“Withholding Tax”) and, in the case of substituted options, the applicable exercise price. The Company may, at its option, permit the Participant or other person converting the vested SSARs or exercising the vested options to satisfy his or her obligations by surrendering to the Company a portion of the shares of Common Stock that the Participant or such person would otherwise be entitled to receive upon such conversion or exercise. Any acquisition of shares of Common Stock by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of the SSARs. Until such time as the Participant has satisfied the requirements of this Section 22, the Company shall have no obligation to effect a conversion of SSARs or exercise of substituted options hereunder.

23. [Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of one-half (50%) of the Shares acquired by Participant hereunder (net of the number of Shares which would need to be sold to satisfy any applicable taxes owed upon conversion), for a period of five (5) years after issuance of such Shares (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy, and any modifications thereof that may be adopted by the Committee from time to time.]

24. Registration Statement. The Participant acknowledges and agrees that the Shares will be restricted and have not been registered under the Securities Act of 1933 (the “1933 Act”) or any state securities laws and may not be resold unless registered pursuant to the provisions thereunder or if an exemption from registration is available. The Participant agrees not to dispose of all or any part of the Shares received pursuant to this Agreement except in compliance with the applicable provisions of the 1933 Act and state securities laws. Prior to conversion of the SSARs into Shares, or exercise of any substituted option, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.

25. Miscellaneous. This Agreement and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform the Participant’s obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

WORLD FUEL SERVICES CORPORATION

By:
Name:
Title:

PARTICIPANT

Signature:

Print Name: